SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported): April 23, 2004



                                Blair Corporation


                   (Exact name of registrant as specified in its charter)



          Delaware                 001-00878                  25-0691670
          --------                 ---------                  ----------
      (State or other        (Commission File No.)         (I.R.S. Employer
      Jurisdiction of                                    Identification No.)
       incorporation)

     220 Hickory Street, Warren, Pennsylvania                 16366-0001
     (Address of Principal executive offices)                 (Zip Code)


             Registrant's telephone number, including area code: (814) 723-3600


                                 Not Applicable
          (Former name or former address, if changed since last report)



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Blair-2
Item 7.  Financial Statements and Exhibits.

         (c) Exhibits

               Exhibit 99.1.  Press Release.

Item 12. Results of Operations and Financial Condition.

         The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition."

         On April 23, 2004 Blair Corporation issued a press release announcing its earnings for the three months ended March 31, 2004. The information contained in the press release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.



                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  April 23, 2004                     Blair Corporation



                                    By:  John E. Zawacki
                                         -------------------------------------
                                         John E. Zawacki
                                         President and Chief Executive Officer



                                    By:  Bryan J. Flanagan
                                         -------------------------------------
                                         Bryan J. Flanagan
                                         Senior Vice President and Chief
                                         Financial Officer



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        FOR IMMEDIATE RELEASE:
CONTACTS:
Blair Corporation                                     Carl Hymans
Bryan Flanagan, SVP/Chief Financial Officer                 G.S. Schwartz & Co
Thomas McKeever, SVP/Operations & Administration            212-725-4500
814-723-3600                                          carlh@schwartz.com

                      BLAIR CORPORATION REPORTS FIRST QUARTER RESULTS

WARREN, Pa., (April 23, 2004) -- Blair Corporation (Amex: BL), (www.blair.com), a national multi-channel direct marketer of women's and men's apparel and home products, today announced results for the first quarter ended March 31, 2004.

Net sales for the first quarter ended March 31, 2004 were $128.6 million compared to $137.0 million reported for the first quarter ended March 31, 2003.

Net income for the first quarter ended March 31, 2004 was $571,000, or $.07 per basic and diluted share, compared to net income of $500,000, or $.06 per basic and diluted share, reported for the first quarter last year.

Cost of goods sold as a percentage of net sales for the first quarter of 2004 was 49.4%, which is comparable to the 49.5% for the first quarter of 2003. Advertising expenses for the quarter decreased to $35.4 million from $38.6 million for the comparable period last year.

General & administrative costs rose 7% or $2.2 million and included costs associated with an engagement of McKinsey & Company, a national marketing and strategy consulting firm retained to assist Blair in conducting a comprehensive consumer, brand and strategy study aimed at enhancing shareholder value.

Blair's e-commerce channel generated $24 million in gross sales demand in the first quarter of 2004, compared to $18.9 million in the first quarter of 2003, an increase of 27%.

"We stated in our fourth quarter earnings announcement in February that results for the first quarter of 2004 may have been lower than the first quarter of 2003. It is important to note that our core Blair business outperformed initial expectations for the first quarter putting total Company profitability slightly ahead of last year. These favorable financial results were achieved despite the adverse impact of losses associated with the Company's Crossing Pointe business, start up costs associated with Allegheny Trail Corp., Blair's wholesale business targeting outdoor sporting goods and recreational retailers, and the re-launch of our Irvine Park catalog aimed at a younger, more affluent Menswear customer," said Bryan J. Flanagan, Senior Vice President and Chief Financial Officer.



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"First quarter results also reflect the success of Blair's strategic decision to focus on more targeted mailings for greater efficiency and optimized returns. In addition, results benefited from the enhancement of Blair's automated fulfillment capabilities which continue to contribute to an overall improvement in operating efficiencies and productivity while driving a reduction in backlog," noted Mr. Flanagan.

John E. Zawacki, President and CEO said, "I am pleased with Blair's overall performance for the first quarter and the financial contribution of our core product offerings. We expect that Blair's core businesses will continue to be the primary driver of the Company's profitability and value creation. We remain confident that the near-term initiatives undertaken to improve inventory management, drive sales and enhance profitability will result in greater shareholder value."

"Blair's balance sheet remains strong, and we are expanding our customer base and enhancing our leadership position as the premier direct marketer to value-conscious consumers," concluded Mr. Zawacki.

ABOUT BLAIR
Headquartered in Warren, Pennsylvania, Blair Corporation sells a broad range of women's and men's apparel and home products through direct mail marketing and its Web sites www.blair.com and www.crossingpointe.com. Blair Corporation employs over 2,500 people and operates facilities and retail outlets in Northwestern Pennsylvania as well as a catalog outlet in Wilmington, Delaware. The Company, which has annual sales of more than $580 million, is publicly traded on the American Stock Exchange (AMEX-BL).

This release contains certain statements, including without limitation, statements containing the words "believe," "plan," "expect," "anticipate," and words of similar import relating to future results of the Company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to, changes in political and economic conditions, demand for and market acceptance of new and existing products, as well as other risks and uncertainties detailed in the most recent periodic filings of the Company with the Securities and Exchange Commission.

                           --Financial table follows--



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                                BLAIR CORPORATION
                        COMPARATIVE OPERATING HIGHLIGHTS
                                   (UNAUDITED)
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          For the Three Months Ended March 31

                                                        2004           2003
                                                        ----           ----

Net sales                                            $128,642        $137,014
Income before income taxes                                920             794
Income taxes                                              349             294
Net income                                                571             500

Basic / diluted earnings per share                  $.07/$.07       $.06/$.06

Weighted average basic shares outstanding           8,051,124       7,981,649

Weighted average diluted shares outstanding         8,112,181       8,013,070


                                  Selected Balance Sheet Items as of March 31

                                                        2004           2003
                                                        ----           ----

Customer accounts receivable                         $148,762        $146,269

Inventories                                          $ 79,827        $ 77,620

Total assets                                         $334,777        $335,931

Total liabilities                                    $ 65,991        $ 78,998

Stockholders' equity                                 $268,786        $256,933

Total liabilities and stockholders' equity           $334,777        $335,931